Exhibit 10.2(b)

nelco®
Nelco Products, Inc.
Subsidiary of Park Electrochemical Corp.
1411 E. Orangethorpe Avenue
Fullerton, CA 92831

Via Certified Mail

December 30, 2009

Mr. James Emmi
Kimberly Development Co.
1009 Dolphin Terrace
Corona del Mar, CA 92625

Dear Mr. Emmi:

As you and I have discussed, this letter confirms that Nelco Products, Inc. is exercising its options to extend the leases of both 1100 and 1107 E. Kimberly Avenue, Anaheim, California for an additional five year term, June 20, 2010 to June 20, 2015, in accordance with paragraphs A5 in the Addendums, executed by Nelco Products, Inc. as Lessee on July 10, 2000 and by James Emmi as Lessor on July 12, 2000, to the Leases dated December 12, 1989 with the rental rate for this additional term to be determined in accordance with paragraphs A3 in the Addendums.

Sincerely,

NELCO PRODUCTS, INC.

Margaret M. Kendrick
President

SEG/MMK/jc

U:\SEG\Emmi-Kendrick 2010.doc

Phone: (714) 879-4293 • Fax: (714) 879-2983 • www.parkelectro.com

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